                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       March 27, 2000
                                                 ------------------------------
                              OPTIO SOFTWARE, INC.
-------------------------------------------------------------------------------

         Georgia                   333-89181                   58-1435435
-------------------------------------------------------------------------------
(state of other jurisdiction      (Commission                 (IRS Employer
     of incorporation)            File Number)              Identification No.)

         Windward Fairways II, 3015 Windward Plaza, Alpharetta, Georgia 30005
-------------------------------------------------------------------------------
                          (Address of principal office)

Registrant's telephone number, including area code       (770) 576-3500
                                                  -----------------------------

                                       N/A
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Optio Software, Inc. on April 10, 2000 solely for the purpose of adding the financial statements of the business acquired as required by Item 7(a) and the pro forma financial information as required by Item 7(b).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

                                                                                 Page
                                                                                 ----
(a) Financial Statements of Business Acquired

Audited Combined Financial Statements of Muscato Corporation and
   TransLink Solutions Corporation
         Financial Statements for the Year Ended March 31, 1999 and Period from
         April 1, 1999 to March 26, 2000 with Reports of Independent
         Auditors................................................................  3

(b) Pro Forma Financial Information of Combined Business

Unaudited Pro Forma Condensed Combined Financial Information of
   Optio Software, Inc., Muscato Corporation, and TransLink Solutions
   Corporation
         Financial Information for the Year Ended January 31, 2000............... 23


(a) Financial Statements of Business Acquired







                          Combined Financial Statements

                             Muscato Corporation and
                         TransLink Solutions Corporation

                          YEAR ENDED MARCH 31, 1999 AND
                   PERIOD FROM APRIL 1, 1999 TO MARCH 26, 2000
                      WITH REPORTS OF INDEPENDENT AUDITORS

             Muscato Corporation and TransLink Solutions Corporation

                          Combined Financial Statements


                      Year ended March 31, 1999 and period
                      from April 1, 1999 to March 26, 2000




                                    CONTENTS


Report of Independent Auditors.............................................  5
Report of Independent Auditors.............................................  6

Combined Financial Statements

Combined Balance Sheets....................................................  7
Combined Statements of Operations..........................................  9
Combined Statements of Shareholders' Equity...............................  10
Combined Statements of Cash Flows.........................................  11
Notes to Combined Financial Statements....................................  12

                         Report of Independent Auditors

The Shareholders
Muscato Corporation and
TransLink Solutions Corporation

We have audited the accompanying combined balance sheet of Muscato Corporation and TransLink Solutions Corporation as of March 26, 2000 and the related combined statements of operations, shareholders' equity, and cash flows for the period from April 1, 1999 to March 26, 2000. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Muscato Corporation and TransLink Solutions Corporation as of March 26, 2000 and the combined results of their operations and their cash flows for the period from April 1, 1999 to March 26, 2000 in conformity with accounting principles generally accepted in the United States.



                                    Ernst & Young LLP


May 12, 2000

                        Report of Independent Auditors

The Board of Directors
Muscato Corporation and
TransLink Solutions Corporation

We have audited the accompanying combined balance sheet of Muscato Corporation and TransLink Solutions Corporation as of March 31, 1999 and the related combined statements of operations, shareholders' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Muscato Corporation and TransLink Solutions Corporation as of March 31, 1999 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        KPMG LLP


December 8, 1999

             Muscato Corporation and TransLink Solutions Corporation

                             Combined Balance Sheets


                                                          MARCH 31,                MARCH 26,
                                                             1999                     2000
                                                     ---------------------    ---------------------
ASSETS
Current assets:
    Cash                                                 $     119,297            $      88,162
    Short-term investments                                     440,187                        -
    Accounts receivable, less allowance for
       doubtful accounts of $35,000 and $310,000,
       respectively                                            275,803                1,453,793
    Receivables from related parties                           254,937                  649,747
    Prepaid expenses and other current assets                   14,105                    2,568
    Deferred income taxes                                      361,069                  795,126
                                                     ---------------------    ---------------------
Total current assets                                         1,465,398                2,989,396



Software development costs, net of accumulated
    amortization of $890,296 and $1,894,833,
    respectively
                                                             1,420,198                  750,350



Property and equipment:
    Furniture and equipment                                    609,487                  990,724
    Less accumulated depreciation                              333,402                  454,601
                                                     ---------------------    ---------------------
                                                               276,085                  536,123


Other assets                                                     5,583                    8,819
                                                     ---------------------    ---------------------
Total assets                                                $3,167,264               $4,284,688
                                                     =====================    =====================



                                                                      MARCH 31,             MARCH 26,
                                                                         1999                  2000
                                                                 --------------------   -------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                 $     206,861        $     377,132
    Accrued expenses                                                       347,805              311,141
    Income taxes payable                                                    42,836              461,776
    Line of credit                                                         395,000              698,815
    Current portion of notes payable to banks                              135,402               33,333
    Current portion of capital lease obligations                            35,663               78,121
    Deferred revenue                                                       357,822            1,272,499
                                                                 --------------------   --------------------
Total current liabilities                                                1,521,389            3,232,817

Notes payable to banks, less current portion                                58,333               25,000
Capital lease obligations, less current portion                             84,118              226,925
Deferred income taxes                                                      698,554              413,589


Shareholders' equity:
   Common stock:
     Muscato Corporation, $1 par value, 7,500 shares
       authorized, 400 shares issued and outstanding                           400                  400
     TransLink Solutions Corporation, $1 par value,
       10,000 shares authorized, 300 shares issued
       and outstanding                                                         300                  300
   Retained earnings                                                       804,170              385,657
                                                                 --------------------   --------------------
Total shareholders' equity                                                 804,870              386,357
                                                                 --------------------   --------------------
Total liabilities and shareholders' equity                              $3,167,264           $4,284,688
                                                                 ====================   ====================



SEE ACCOMPANYING NOTES.

             Muscato Corporation and TransLink Solutions Corporation

                        Combined Statements of Operations

                                                                                               PERIOD FROM
                                                                      YEAR ENDED              APRIL 1, 1999
                                                                      MARCH 31,               TO MARCH 26,
                                                                         1999                     2000
                                                                 ---------------------     --------------------
Revenue:
   License fees                                                          $2,098,625                $1,404,985
   Services, maintenance, and other                                       6,625,304                 5,549,011
                                                                 ---------------------     --------------------
                                                                          8,723,929                 6,953,996
Costs of revenue:
   License fees                                                             643,826                 1,004,537
   Services, maintenance, and other                                       4,651,415                 4,084,664
                                                                 ---------------------     --------------------
                                                                          5,295,241                 5,089,201
                                                                 ---------------------     --------------------
                                                                          3,428,688                 1,864,795

Operating expenses:
   Sales and marketing                                                      549,465                   667,955
   Research and development                                                 709,986                   934,733
   General and administrative                                             2,282,050                 1,729,481
   Depreciation and amortization                                            139,035                   122,462
                                                                 ---------------------     --------------------
                                                                          3,680,536                 3,454,631
                                                                 ---------------------     --------------------
Loss from operations                                                       (251,848)               (1,589,836)

Other income (expense):
   Interest and dividends                                                    27,811                     6,362
   Realized gains on sales of short-term  investments                        15,809                    51,428
   Unrealized gains on short-term investments                                44,926                         -
   Interest expense                                                         (72,716)                  (56,562)
   Other                                                                     96,421                   892,288
                                                                 ---------------------     --------------------
                                                                            112,251                   893,516

Loss before income taxes                                                   (139,597)                 (696,320)
Income tax benefit                                                           70,812                   277,807
                                                                 ---------------------     --------------------
Net loss                                                              $     (68,785)           $     (418,513)
                                                                 =====================     ====================


SEE ACCOMPANYING NOTES.

             Muscato Corporation and TransLink Solutions Corporation

                   Combined Statements of Shareholders' Equity


                                                         COMMON STOCK
                                      ----------------------------------------------------
                                                                   TRANSLINK SOLUTIONS
                                         MUSCATO CORPORATION           CORPORATION                            TOTAL
                                      ------------------------- --------------------------   RETAINED      SHAREHOLDERS'
                                        SHARES       AMOUNT       SHARES        AMOUNT       EARNINGS         EQUITY
                                      ------------ ------------ ------------ ------------- -------------- ----------------
Balances at April 1, 1998                  500          $500          400         $400      $ 1,147,855        $1,148,755
   Common stock repurchased               (100)         (100)        (100)        (100)        (274,900)         (275,100)
   Net loss                                  -             -            -            -          (68,785)          (68,785)
                                      ------------ ------------ ------------ ------------- -------------- ----------------
Balances at March 31, 1999                 400           400          300          300          804,170           804,870
   Net loss                                  -             -            -            -         (418,513)         (418,513)
                                      ------------ ------------ ------------ ------------- -------------- ----------------
Balances at March 26, 2000                 400         $ 400          300        $ 300      $   385,657       $   386,357
                                      ============ ============ ============ ============= ============== ================



SEE ACCOMPANYING NOTES.

             Muscato Corporation and TransLink Solutions Corporation

                        Combined Statements of Cash Flows

                                                                                              PERIOD FROM
                                                                       YEAR ENDED             APRIL 1, 1999
                                                                        MARCH 31,              TO MARCH 26,
                                                                           1999                    2000
                                                                 ---------------------    ---------------------
Cash flows from operating activities:
   Net loss                                                         $       (68,785)        $       (418,513)
   Adjustments to reconcile net loss to net cash provided by
      operating activities:
        Amortization of software development costs                          643,826                1,004,537
        Depreciation                                                        139,035                  122,462
        Loss on disposal of property and equipment                            8,521                        -
        Change in unrealized gain on short-term investments                  34,345                  (51,428)
        Deferred income taxes                                              (162,648)                (719,022)
        Changes in operating assets and liabilities:
          Accounts receivable                                               445,119               (1,177,990)
          Prepaid expenses and other current assets                          (6,812)                  11,537
          Other assets                                                        8,742                   (3,236)
          Accounts payable                                                 (299,915)                 170,271
          Accrued expenses                                                  341,520                  (36,664)
          Income taxes payable                                               42,836                  418,940
          Deferred revenue                                                  131,210                  914,677
                                                                 ---------------------    ---------------------
Net cash provided by operating activities                                 1,256,994                  235,571

Cash flows from investing activities:
   Capitalized software development costs                                  (720,213)                (334,689)
   Purchases of property and equipment                                     (121,855)                 (99,323)
   Purchases of short-term investments                                     (333,485)                 (17,962)
   Proceeds from sales of short-term investments                            463,515                  509,577
                                                                 ---------------------    ---------------------
Net cash (used in) provided by investing activities                        (712,038)                  57,603

Cash flows from financing activities:
   Proceeds from notes payable to banks                                     100,000                        -
   Principal payments on notes payable to banks and capital
      lease obligations                                                    (198,654)                (169,314)
   Net (repayments) borrowings on line of credit                           (190,000)                 303,815
   Net advances (from) to related parties                                    27,646                 (458,810)
   Repurchase of common stock                                              (275,100)                       -
                                                                 ---------------------    ---------------------
Net cash used in financing activities                                      (536,108)                (324,309)

Net increase (decrease) in cash                                               8,848                  (31,135)

Cash at beginning of period                                                 110,449                  119,297
                                                                 ---------------------    ---------------------
Cash at end of period                                               $       119,297         $         88,162
                                                                 =====================    =====================

Supplemental disclosures of cash flow information:
   Cash paid during the year for:
      Interest                                                      $        57,900         $         56,562
                                                                 =====================    =====================
      Income taxes                                                  $        49,000         $         50,155
                                                                 =====================    =====================


See accompanying notes.

             Muscato Corporation and TransLink Solutions Corporation

                     Notes to Combined Financial Statements

                        March 31, 1999 and March 26, 2000


1. DESCRIPTION OF BUSINESS

Muscato Corporation ("Muscato") and TransLink Solutions Corporation ("TransLink") (collectively the "Company") are incorporated under the laws of the State of Florida. The Company is engaged in the development, sale, and support of computer software which serves the on-line transaction processing systems marketplace by facilitating the integration of dissimilar information systems. The Company also provides data processing services through host software on an internally operated computing platform. The Company primarily serves organizations located throughout the United States operating in the banking, healthcare, insurance and transportation industries. The industry in which the Company operates is subject to rapid change due to the development of new technologies and products.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The combined financial statements include the accounts of Muscato and TransLink which are owned and controlled by common shareholders. All significant balances and transactions between Muscato and TransLink have been eliminated in combination.

RECLASSIFICATIONS

Certain amounts in the fiscal 1999 financial statements have been reclassified to conform to the fiscal 2000 presentation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from these estimates.

REVENUE RECOGNITION

The Company's revenue recognition policies are as follows:

- Revenues from license fees and software installation contracts are recognized using the percentage of completion method when there is persuasive evidence of an arrangement, the fee is fixed and determinable and collection of the license fee is probable.

- Revenues on software installation contracts and software customization contracts are recorded using the percentage of completion method; accordingly, costs and related revenues are recorded as the work is performed.

- Revenues from software support, consulting, processing fees and other services are recognized over the term of the contract as the services are performed.

An allowance is established to provide for estimated uncollectible accounts receivable. Deferred revenue represents payments received or billings in advance of recognizing the related revenue.

SOFTWARE DEVELOPMENT COSTS

Certain software development costs are capitalized. Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross sales, estimated economic life and changes in software and hardware technologies. Capitalization of software development costs ceases when the product is available for general release to customers.

Amortization of capitalized software development costs is provided on a product-by-product basis at the greater of the amount computed using (a) the ratio of current gross sales for a product to the total of current and anticipated future gross sales or (b) the straight-line method over the estimated economic life of the product, ranging from 2 to 3 years.

All other software development costs, which are research and development costs in nature, are expensed in the period incurred.

SHORT-TERM INVESTMENTS

The Company's short-term investments are classified as trading securities under Financial Accounting Standards Board Statement No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, and accordingly are carried at fair value as determined by quoted market prices. Unrealized holding gains and losses on these investments are reported in earnings. Dividend and interest income are recognized when earned.

As of March 31, 1999, the Company's short-term investments consisted of the following:

                                                                  UNREALIZED              FAIR
                                                COST                 GAIN                 VALUE
                                          -----------------    -----------------    -----------------
  Certificates of deposit                      $  65,105             $      -            $   65,015
  Equity securities                              299,547               75,625               375,172
                                          -----------------    -----------------    -----------------
                                               $ 364,562             $ 75,625             $ 440,187
                                          =================    =================    =================

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using accelerated methods over the estimated useful lives of the assets which range from five to seven years.

ADVERTISING COSTS

The Company incurs advertising costs associated with the marketing of its software products and services. The Company expenses advertising costs in the period incurred. Advertising expenses, included in sales and marketing expenses, were approximately $122,000 and $228,000 in the year ended March 31, 1999 and the period from April 1, 1999 to March 26, 2000, respectively.

INCOME TAXES

For income tax purposes, Muscato is a C corporation and TransLink is an S corporation. Accordingly, taxable income or loss of TransLink is attributable to the shareholders, and therefore, no provision for income taxes relative to TransLink has been made in the combined financial statements.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Such amounts are measured using enacted tax rates and laws that are expected to be in effect when the differences reverse.

3. RELATED PARTY TRANSACTIONS

The Company leases certain computer equipment, office equipment, and office furniture from companies owned by the Company's shareholders (the "Affiliated Companies"). Rental expense under these leases amounted to $179,380 and $179,334 for the year ended March 31, 1999 and the period from April 1, 1999 to March 26, 2000, respectively. On March 24, 2000, assets valued at approximately $64,000 leased by certain of the Affiliated Companies were acquired by the Company in exchange for forgiveness of receivables from related parties in the same amount.

The Affiliated Companies were established through capital contributions from the shareholders provided through loans from Muscato. As of March 31, 1999 and March 26, 2000, Muscato had such amounts receivable from shareholders totaling $254,937 and $649,747, respectively, as included in the accompanying balance sheet. These amounts are noninterest bearing and payable on demand.

4. LINE OF CREDIT

The Company has an $800,000 operating line of credit agreement with a financial institution bearing interest at the prime rate plus 1.0% per annum (9.75% at March 26, 2000) with interest payable monthly. Unpaid principal of $698,815 at March 26, 2000, plus interest, is payable on December 1, 2000. The line of credit is secured by accounts receivable, property and equipment.

5. NOTES PAYABLE TO BANKS

Notes payable to banks consist of the following:

                                                                      MARCH 31,               MARCH 26,
                                                                         1999                    2000
                                                                 --------------------    --------------------
Note payable to a financial institution, payable in
    monthly installments of $2,778 plus interest at
    prime plus 1.5% (10.25% at March 26, 2000). Final
    payment of principal and unpaid interest is due
    December 15, 2001. The note is secured by accounts
    receivable, property and equipment.                               $    91,666               $  58,333


Note payable to a financial institution, payable in
    monthly installments of $6,945 plus interest at
    prime plus 1.0%. Final payment of principal and
    unpaid interest was made in February 2000.                             76,375                       -


Note payable to a financial institution, payable in
    monthly installments of $6,250 plus interest at
    prime plus 1.5%. Final payment of principal and
    unpaid interest was made in August 1999.                               25,694                       -
                                                                 --------------------    --------------------
                                                                          193,735                  58,333
Less current maturities                                                   135,402                  33,333
                                                                 --------------------    --------------------
                                                                      $    58,333                 $25,000
                                                                 ====================    ====================


The aggregate principal maturities of notes payable subsequent to March 26, 2000 are due as follows:

     Year ending March 31,
         2001                                            $33,333
         2002                                             25,000
                                                      ---------------
                                                         $58,333
                                                      ===============

6. LEASES

The Company leases its operating facilities and certain of its computer equipment, office equipment, and office furniture under non-cancelable leases expiring in various years through 2003. Assets under capital lease included in property and equipment are as follows:

                                        MARCH 31,              MARCH 26,
                                          1999                   2000
                                   -----------------      ------------------
  Equipment                             $180,885                $400,062
  Less accumulated amortization           96,231                 152,010
                                   -----------------      ------------------
                                        $ 84,654                $248,052
                                   =================      ==================


During the period from April 1, 1999 to March 26, 2000, the Company entered into a capital lease that provided assets, on a cost basis, of approximately $219,000, which are included in property and equipment in the combined balance sheet. As the acquisition of such assets through capital lease is a non-cash transaction, such transaction is excluded from the statement of cash flows. Amortization of assets under capital lease is included in depreciation and amortization expense in the accompanying statement of operations. Rental expense under operating leases amounted to $535,376 and $505,722 for the year ended March 31, 1999 and the period from April 1, 1999 to March 26, 2000, respectively.

Future minimum payments under operating and capital leases are as follows:

                                                           OPERATING               CAPITAL
              YEAR ENDING MARCH 31                           LEASES                 LEASES
--------------------------------------------------    -------------------    --------------------
   2001                                                   $   315,861            $   101,754
   2002                                                       309,070                101,754
   2003                                                       194,317                 54,732
   2004                                                             -                 54,732
   2005                                                             -                 49,107
                                                      -------------------    --------------------
   Total minimum lease payments                           $   819,248                362,079
                                                      ===================
   Less amounts representing interest                                                 57,033
                                                                             --------------------
                                                                                     305,046
   Less current maturities                                                            78,121
                                                                             --------------------
                                                                                    $226,925
                                                                             ====================


7. INCOME TAXES

The (benefit) expense from income taxes are summarized below:

                                                                       PERIOD FROM
                                                      YEAR ENDED      APRIL 1, 1999
                                                       MARCH 31,       TO MARCH 26,
                                                         1999              2000
                                                   ----------------   --------------
Current:
   Federal                                          $    71,936           $ 337,588
   State                                                 19,900             103,627
                                                   ----------------   --------------
                                                         91,836             441,215

Deferred:
   Federal                                             (146,837)          (582,261)
   State                                                (15,811)          (136,761)
                                                   ----------------   --------------
Total                                                  (162,648)          (719,022)
                                                   ----------------   --------------
                                                    $   (70,812)         $(277,807)
                                                   ================   ==============


Pre-tax loss attributable to Muscato, a C corporation, and TransLink, an S corporation, is as follows:

                                                                        PERIOD FROM
                                                      YEAR ENDED       APRIL 1, 1999
                                                       MARCH 31,        TO MARCH 26,
                                                         1999              2000
                                                   ---------------    ---------------
   Muscato                                           $  65,332           $ 636,998
   TransLink                                            74,265              59,322
                                                   ---------------    ---------------
                                                     $ 139,597           $ 696,320
                                                   ===============    ===============



A reconciliation of the benefit from income taxes to the statutory federal income tax rate is as follows:

                                                                        PERIOD FROM
                                                     YEAR ENDED        APRIL 1, 1999
                                                      MARCH 31,         TO MARCH 26,
                                                        1999                2000
                                                  ---------------    ---------------
Statutory rate applied to pre-tax loss of
    Muscato                                           $(22,216)         $(216,579)
State income taxes, net of Federal income
    tax effect                                           2,699            (17,906)
Research and development tax credits                   (63,164)           (63,160)
Other, net                                              11,869             19,838
                                                   ---------------    --------------
                                                      $(70,812)         $(277,807)
                                                   ===============    ==============


Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                 MARCH 31,            MARCH 26,
                                                                   1999                 2000
                                                             -----------------    -----------------

Deferred income tax assets:
    Allowance for doubtful accounts                           $     13,171          $    117,676
    Accrued vacation                                                26,206                35,971
    Research and development tax credit carryforwards              294,272               153,467
    Deferred revenue                                               134,648               483,041
    Other                                                            3,712                 4,971
                                                             -----------------    -----------------
Total deferred income tax assets                                   472,009               795,126

Deferred income tax liabilities:
    Cash to accrual adjustment                                    (237,820)             (119,953)
    Software development costs                                    (534,421)             (284,833)
    Other                                                          (37,253)               (8,803)
                                                             -----------------    -----------------
Total deferred income tax liabilities                             (809,494)             (413,589)
                                                             -----------------    -----------------
Net deferred income tax (liabilities) assets                     $(337,485)         $    381,537
                                                             =================    =================


At March 26, 2000, the Company has research and development credit carryforwards of approximately $153,467 which are available to offset future taxable income.

8. EMPLOYEE BENEFIT PLAN

The Company has a defined contribution retirement plan which covers all employees who have completed at least 1000 hours in a twelve month consecutive period. The plan includes a 401(k) salary deferral plan with matching contributions by the Company. The Company's contributions to the plan are based on a predetermined rate and totaled approximately $24,000 and $19,000 for the year ended March 31, 1999 and the period from April 1, 1999 to March 26, 2000, respectively. In conjunction with the acquisition of the Company as described in
Note 11, the 401(k) salary plan was terminated on March 23, 2000, subject to a favorable determination letter from the Internal Revenue Service indicating that termination will not adversely affect the tax-qualified status of the plan.

9. LEGAL PROCEEDINGS

During the year ended March 31, 1999, the Company settled a claim against a former customer for illegal use of the Company's licensed software for a lump sum payment. Other income for the year ended March 31, 1999 includes approximately $102,000 related to proceeds from the settlement, net of approximately $308,000 of related attorney's fees.

During the period from April 1, 1999 to March 26, 2000, the Company settled a claim related to the aforementioned software licensing claim for a lump sum payment. Other income for the period from April 1, 1999 to March 26, 2000 includes approximately $900,000 related to proceeds from the settlement.

10. CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable and receivables from related parties. The receivables from related parties are unsecured.

Concentrations of credit risk with respect to accounts receivable are dispersed among the Company's relatively small customer base. As a consequence, poorer than expected collection results for certain significant customers may materially impact the financial results of the Company in subsequent periods. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

Receivables generally are due within 30 days, and management records estimates of expected credit losses and returns of products sold. Bad debt expense for the year ended March 31, 1999 and the period from April 1, 1999 to March 26, 2000 amounted to $35,000 and $275,000, respectively.

The Company provides a significant amount of project management and other services to a customer, generating approximately 16% and 22% of total Company revenues for the year ended March 31, 1999 and the period from April 1, 1999 to March 26, 2000, respectively. The services are provided under a master software services agreement, automatically renewable on the agreement's anniversary date, until terminated by either party upon six months notice. At March 26, 2000, a renewal agreement has been executed, extending the term of the agreement until March 31, 2001.

The carrying amounts reported in the combined balance sheets for cash, accounts receivable, receivables from related parties, accounts payable, notes payable from banks, line of credit, and capital lease obligations approximate their fair value.

11. SUBSEQUENT EVENT

On March 27, 2000, the Company completed the sale of the common stock of Muscato and substantially all assets of TransLink to Optio Software, Inc. ("Optio") for cash and notes receivable in the amount of $33 million. The accompanying combined financial statements do not give effect to any of the transactions contemplated pursuant to the sale agreements.

In conjunction with the sale to Optio on or around March 27, 2000, all amounts payable under the line of credit and notes payable to banks were paid and the receivables from related parties were forgiven.

(c)      Pro Forma Financial Information

         Optio Software, Inc. ("Optio") acquired the capital stock of Muscato Corporation ("Muscato") and the assets of TransLink Solutions Corporation ("TransLink") as of March 27, 2000. The consideration paid to the shareholders for Muscato was $28,000,000, of which $20,000,000 was paid in cash at the closing. Optio issued a promissory note to the former shareholders of Muscato for the remaining $8,000,000, which is due and payable on March 27, 2030. The promissory note provides for mandatory acceleration, upon the request of the shareholders, of payments of $4,000,000 on March 27, 2001 and $4,000,000 on March 27, 2002, providing certain provisions are met. The purchase price for the assets acquired from TransLink was $5,000,000 in cash paid at closing. Each acquisition was accounted for as a purchase transaction for financial accounting purposes.

         Optio's historical fiscal year ends on January 31, while Muscato's and TransLink's historical fiscal years end on March 31. The unaudited condensed combined financial data is presented using the audited consolidated financial statements of Optio for the fiscal years ended January 31, 2000 and the audited combined financial statements of Muscato and TransLink for the period of April 1, 1999 to March 26, 2000.

         The unaudited pro forma condensed combined financial data has been included only for the purpose of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the purchase of Muscato and TransLink had been completed at the dates indicated. Moreover, the data does not necessarily indicate what the future operating results or financial position of the combined company will be. You should read the unaudited pro forma condensed combined financial data in conjunction with the audited consolidated financial statements of Optio and the related notes thereto, and the audited combined financial statements of Muscato and TransLink, and the related notes thereto.

                              Optio Software, Inc.
               Unaudited Pro Forma Condensed Combined Balance Sheet
                             As of January 31, 2000

                                                            MUSCATO AND          PRO FORMA             PRO FORMA
                                           OPTIO             TRANSLINK          ADJUSTMENTS            COMBINED
                                      ----------------    ----------------    ---------------       ---------------
ASSETS
Current assets:
    Cash and cash equivalents
                                       $  46,826,000       $      88,000       $ (25,082,000) a      $  21,832,000
    Accounts receivable, net               9,268,000           1,454,000             (12,000) a         10,710,000
    Other current assets                   1,285,000           1,448,000          (1,339,000) a          1,394,000
                                      ----------------    ----------------    ---------------       ---------------
Total current assets                      57,379,000           2,990,000         (26,433,000)           33,936,000
Software development costs, net                   --             750,000            (750,000) a                 --
Intangible assets, net                       400,000                  --          32,865,000  a         33,265,000
Property and equipment, net                1,518,000             536,000             (33,000) a          2,021,000
Other assets                               1,345,000               9,000              (9,000) a          1,345,000
                                      ----------------    ----------------    ---------------       ---------------
Total assets                           $  60,642,000       $   4,285,000           5,640,000            70,567,000
                                      ================    ================    ===============       ===============

TOTAL LIABILITIES AND
   STOCKHOLDER'S EQUITY
Current liabilities                    $  11,431,000       $   3,233,000           2,460,000  a         17,124,000
Long-term debt, less current
   portion                                    38,000             252,000           3,967,000  a          4,257,000
Other long-term liabilities                  174,000             414,000            (401,000) a            187,000
Stockholder's equity                      48,999,000             386,000            (386,000) a         48,999,000
                                      ----------------    ----------------    ---------------       ---------------
Total liabilities and
   stockholder' sequity                $  60,642,000       $   4,285,000           5,640,000            70,567,000
                                      ================    ================    ===============       ===============


                              Optio Software, Inc.
            Unaudited Pro Forma Condensed Combined Statement of Operations
                       For the Year Ended January 31, 2000


                                                          MUSCATO AND           PRO FORMA               PRO FORMA
                                        OPTIO              TRANSLINK           ADJUSTMENTS              COMBINED
                                   ----------------     ----------------    -----------------       ----------------
Revenue                             $   32,833,000       $    6,954,000                              $  39,787,000
                                   ----------------     ----------------    -----------------       ----------------
Costs and expenses:
   Costs of revenue                      8,977,000            5,089,000                                 14,066,000
   Research and development              3,559,000              935,000                                  4,494,000
   Selling, general and
      administrative                    15,711,000            2,397,000             (243,000) e         17,865,000
   Depreciation and
       Amortization                      1,227,000              122,000            6,573,000  b          7,922,000
   Interest and other
       Income                             (363,000)            (949,000)                                (1,312,000)
   Interest and other
       Expense                             129,000               57,000              (57,000) c
                                                                                     540,000  d            669,000
                                   ----------------     ----------------    -----------------       ----------------
Income (loss) before
   Income taxes                          3,593,000             (697,000)          (6,813,000)           (3,917,000)
Income tax benefit
   (expense)                            (1,601,000)             278,000              674,000  f           (649,000)
                                   ----------------     ----------------    -----------------       ----------------
Net income (loss)                   $    1,992,000       $     (419,000)     $    (6,139,000)        $  (4,566,000)
                                   ================     ================    =================       ================
Net income per share -
    Basic                           $        0.16                                                    $      (0.36)
                                   ================                                                 ================
Net income per share -
    diluted                         $        0.10                                                    $      (0.36)
                                   ================                                                 ================
Weighted average shares
    outstanding - basic                 12,586,037                                                       12,586,037
                                   ================                                                 ================
Weighted average shares
    outstanding - diluted               20,441,759                                                       12,586,037
                                   ================                                                 ================

                              Optio Software, Inc.

      Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. PRO FORMA ADJUSTMENTS

         The pro forma adjustments to the unaudited pro forma condensed combined financial statements are as follows:

(a) To record the preliminary allocation of the $33.0 million purchase price on the basis of the estimated fair values of the assets acquired and the liabilities assumed, including the full payment of certain debt and leases paid by the former shareholders with the proceeds of the purchase price and the forgiveness of certain receivables and liabilities to shareholders and affiliated companies, as defined in the purchase agreement.

(b) To reflect amortization of the preliminary allocation of intangible assets associated with the acquisition over an estimated average five year life.

(c) Elimination of interest expense related to the debt paid in full by the former shareholders with the proceeds of the purchase price.

(d) Interest expense related to the $8.0 million promissory notes outstanding for the purchase price of Muscato.

(e) Elimination of costs and expenses to reflect the termination of certain positions made redundant by the combination of operations of Optio, Muscato and TransLink.

(f) To adjust the income tax provision to Optio's estimated effective tax rate.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          OPTIO SOFTWARE, INC.

Dated: June 9, 2000                       By: /s/ F. Barron Hughes
                                             -----------------------------
                                                F. Barron Hughes
                                             Chief Financial Officer